UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 4, 2006, Penn Virginia GP Holdings, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among PVG GP, LLC, the Partnership, Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 6,300,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $18.50 per Common Unit ($17.39 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 945,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership (the “Option”).

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Units Purchase Agreement

On December 4, 2006, the Partnership entered into a Units Purchase Agreement (the “Units Purchase Agreement”) with Penn Virginia Resource Partners, L.P. (“PVR”), pursuant to which PVR will sell, and the Partnership will purchase, 416,444 common units representing limited partner interests in PVR (“PVR Common Units”) and 3,610,383 Class B units representing limited partner interests in PVR (“PVR Class B Units”). The aggregate purchase price for the 416,444 PVR Common Units and 3,610,383 PVR Class B Units to be purchased and sold pursuant to the Units Purchase Agreement will be $102,482,747.15. The consummation of the purchase and sale of such PVR Common Units and PVR Class B Units is contingent upon, and shall occur simultaneously with, the consummation of the initial public offering of the Common Units. In the event that the Underwriters exercise any or all of the Option, the Partnership will use all of the net proceeds from the exercise of the Option to purchase additional PVR Class B Units at a purchase price of $25.45 per PVR Class B Unit.

A copy of the Units Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 4, 2006, the Partnership announced that it had priced its initial public offering of 6,300,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated December 4, 2006, among PVG GP, LLC, Penn Virginia Penn Virginia GP Holdings, L.P., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated.

10.1	Units Purchase Agreement, dated December 4, 2006, between Penn Virginia Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P. (incorporated by reference to Exhibit 10.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K dated December 4, 2006, filed on December 7, 2006).

99.1	Press Release dated December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

Penn Virginia GP Holdings, L.P.

By:	PVG GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 4, 2006, among PVG GP, LLC, Penn Virginia Penn Virginia GP Holdings, L.P., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated.

10.1	Units Purchase Agreement, dated December 4, 2006, between Penn Virginia Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P. (incorporated by reference to Exhibit 10.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K dated December 4, 2006, filed on December 7, 2006).

99.1	Press Release dated December 4, 2006.